March 13, 2024 Larimar Therapeutics Leerink Presentation Deck

This presentation contains forward-looking statements that are based on the beliefs and assumptions of Larimar Therapeutics, Inc. ( “Company”) and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including but not limited to Larimar’s ability to develop and commercialize nomlabofusp (CTI-1601) and other planned product candidates, Larimar’s planned research and development efforts, including the timing of its nomlabofusp clinical trials and overall development plan and other matters regarding Larimar’s business strategies, ability to raise capital, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, the success, cost and timing of Larimar’s product development activities, nonclinical studies and clinical trials, including nomlabofusp clinical milestones and continued interactions with the FDA; that preliminary clinical trial results may differ from final clinical trial results, that earlier non-clinical and clinical data and testing of nomlabofusp may not be predictive of the results or success of later clinical trials, and assessments; that the FDA may not ultimately agree with Larimar’s nomlabofusp development strategy; the potential impact of public health crises on Larimar’s future clinical trials, manufacturing, regulatory, nonclinical study timelines and operations, and general economic conditions; Larimar’s ability and the ability of third-party manufacturers Larimar engages, to optimize and scale nomlabofusp’s manufacturing process; Larimar’s ability to obtain regulatory approvals for nomlabofusp and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Larimar with the Securities and Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent Larimar’s management’s views only as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law. Forward-Looking Statements

Positive Topline Phase 2 Data for Nomlabofusp (CTI-1601) Dose-dependent increases in tissue frataxin (FXN) levels in skin and buccal cells Nomlabofusp was generally well-tolerated following repeated subcutaneous injections up to 28 days Participants treated with 50 mg for 14 days and then every other day for an additional 14 days until day 28 Baseline FXN levels in skin cells < 17% of average FXN levels of healthy volunteers After 14 days of daily dosing, FXN levels in skin cells increased to 33% to 59% of average FXN level of healthy volunteers After switching to every other day dosing on day 15, continue to observe dose dependent increases in FXN levels with reduced magnitude All treated patients in the 50 mg dose group had at least a 100% increase over baseline in FXN levels in skin cells at day 14 Across all studies to date, higher variability in FXN levels was observed in buccal vs. skin cells FA: Friedreich’s ataxia; OLE: Open-label extension; BLA: Biologics License Application OLE trial initiated for 25 mg daily dosing High patient interest in study participation First patient dosed in March 2024 Initial data expected Q4 2024 Intend to Pursue Accelerated Approval with FDA Discussions initiated on FXN as surrogate endpoint Potential BLA submission targeted for 2H 2025 Successful completion of 4-week, placebo-controlled dose exploration study (25 mg and 50 mg) in FA

Clinical-Stage Novel Protein Replacement Therapy Platform

Potential first therapy to increase frataxin levels	Lead candidate nomlabofusp (CTI-1601) is a recombinant fusion protein designed to directly address frataxin deficiency in patients with Friedreich's ataxia (FA) by delivering the protein to mitochondria. Granted Orphan Drug (US & EU), Rare Pediatric Disease (US), Fast Track (US), & PRIME (EU) designations
Consistent Phase 1 and Phase 2 findings	Nomlabofusp was generally well tolerated and demonstrated dose-dependent increases in frataxin (FXN) levels from baseline in skin and buccal cells in a 4-week placebo-controlled Phase 2 study and a multiple ascending dose Phase 1 study
Intend to pursue accelerated approval with FDA	FDA acknowledgement that FXN deficiency appears to be critical to the pathogenic mechanism of FA, and that there continues to be an unmet need for treatments that address the underlying disease pathophysiology. Discussions to support an accelerated approval are ongoing. BLA submission targeted for 2H 2025
OLE study with near-term catalysts	Initiated OLE study with 25 mg daily dosing in Q1 2024 with **interim data expected in Q4 2024** To potentially escalate dose in the OLE study, data from the 50 mg cohort of the Phase 2 study and available data from the OLE study will be submitted for FDA review due to continued partial clinical hold
Strong financial foundation	Cash- $86.8 million estimated* at 12/31/23 plus $161 million net proceeds from February 2024 public offering provides projected cash runway into 2026

Larimar Therapeutics

*This estimate is unaudited and preliminary and actual results may differ due to the completion of our fiscal 2023 closing procedures. As such, this estimate should not be viewed as a substitute for our full audited financial statements prepared in accordance with U.S. generally accepted accounting principles.

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2015 2020 2030 2035 2040 2045 2050 2055 2010 2025 Nomlabofusp Composition of Matter and Methods of Treatment US 11,459,363 (Exclusive license from Indiana University) US continuation and foreign applications pending Expiration July 2040 Composition of Matter Patent Larimar Technology is Supported by a Strong IP Portfolio Granted nomlabofusp (CTI-1601) composition of matter patent extends into 2040 Additional nomlabofusp IP protection US and foreign pending applications cover key biomarkers, analytical tools and methods of treatment for additional disease indications for nomlabofusp Nomlabofusp should be eligible for 12 years of market exclusivity upon approval in the US (independent of patents) and at least 10 years of market exclusivity upon approval in EU (independent of patents) Platform Applications Formulation and Methods of Quantifying Nomlabofusp Platform Technology: Molecules for Protein Delivery US 11,891,420 US continuations and foreign applications pending Pharmaceutical Compositions Comprising Nomlabofusp US 2022-0193190 US and foreign applications pending Methods of Quantifying Nomlabofusp US 2022-0276258 US and foreign applications pending Est. Expiration December 2041 Est. Expiration July 2040 Expiration August 2041 (with PTA) Pending Granted

Friedreich's Ataxia (FA): A rare and progressive disease



Genetic defect on both alleles lowers frataxin levels

Most patients with FA only produce ~20-40% of normal frataxin levels depending on the tissue, sampling technique, and assay considered*

Affects ~20,000 patients globally

~5,000 patients in the U.S., with most remaining patients in the EU
~70% of patients present before age 14

Progressive disease

Initial symptoms include unsteady posture and frequent falling, and patients are eventually confined to a wheelchair
Life expectancy of 30-50 years with an early death usually caused by heart disease

No approved therapies increase frataxin levels

Only treatment approved for FA does not address frataxin deficiency

Larimar Therapeutics

* E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245.

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Nomlabofusp is Designed to Deliver Additional Frataxin The presence of the cleavage site allows the CPP and MTS to be removed by mitochondrial processing peptidase to produce mature human FXN in the mitochondria STRUCTURE OF ENDOGENOUS FXN STRUCTURE OF NOMLABOFUSP Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mitochondrial Targeting Sequence (MTS) Mature Human FXN Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mature Human FXN Cell Penetrating Peptide (CPP) Mitochondrial Targeting Sequence (MTS) Nomlabofusp (CTI-1601) maintains the cleavage site between the MTS and mature human frataxin (FXN)

FXN Levels Predict Disease Progression in FA

Lower FXN levels are associated with earlier onset of disease, faster rate of disease progression, and shorter time to loss of ambulation

Median Age of Onset and Rate of Disease Progression in Relation to FXN Levels

FXN Level* (% of Normal Level)	**Age of Onset** (Years)	**FARS**** (Change/Year)
11.2	7	2.9
22.0	11	2.1
31.0	16	2.0
48.7	19	1.6

Adapted from H.L.Plasterer et al. PLoS ONE 2013 8(5):e63958

Median Age of Onset Predicts Time to Loss of Ambulation

Age of Onset (Years)	**Median Time to Loss of Ambulation** (Years)
< 15	11.5
15 to 24	18.3
> 24	23.5

Adapted from C. Rummey et al. EClinicalMedicine. 2020 18:100213

*FXN levels measured in peripheral blood mononuclear cells (PBMCs). FXN levels as measured by % of normal demonstrated to be equivalent in PBMCs, buccal cells, and whole blood.
**FARS: Friedreich's ataxia rating score, measures disease progression with a higher score indicating a greater level of disability.

Larimar Therapeutics
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Phase 2 Dose Exploration Study for 25 and 50 mg Cohorts Goal: Further characterize PK/PD and assess safety to inform long-term dose and dose regimen Treatment Schedule - nomlabofusp (CTI-1601) or placebo 28-day Treatment Period 16 17 18 19 15 20 21 22 23 24 25 26 27 28 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Subcutaneous administration of nomlabofusp (CTI-1601) or placebo = No Administration Study Details Population Ambulatory and non-ambulatory Friedreich’s ataxia patients ≥18 years of age Nomlabofusp (CTI-1601) treatment naïve or participated (if eligible) in a previous Larimar study Dose Cohort 1: 25 mg Cohort 2: 50 mg Key Endpoints Frataxin levels in peripheral tissue, PK, safety and tolerability; other exploratory endpoints include lipids and gene expression levels Number of Patients Cohort 1: Enrolled 13 participants (9 on nomlabofusp; 4 on placebo) Cohort 2: Enrolled 15 participants (10 on nomlabofusp; 5 on placebo)

Dose-Dependent Increase in FXN Levels in Skin Cells Skin Cells FXN Levels* Change from Baseline** FXN Levels* in Skin Cells Change from Baseline at Day 14 Participants dosed daily for 14 days, then every other day until day 28 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at both baseline and Day 14 are included in the figures. **Median baseline FXN levels in patients were 3.5 pg/µg for the placebo, 3.7 pg/µg for the 25 mg cohort and 2.1 pg/µg for the 50 mg cohort. Placebo 25 mg cohort 50 mg cohort Placebo 25 mg cohort 50 mg cohort Day 14 (QD, 1-14) Day 28 (QOD, 15-28)

Dose-Dependent Increase in FXN Levels in Buccal Cells Buccal Cells FXN Levels* Change from Baseline** FXN Levels* in Buccal Cells Change from Baseline at Day 14 Participants dosed daily for 14 days, then every other day until day 28 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at both baseline and Day 14 are included in the figures. **Median baseline FXN level in patients were 2.1 pg/µg for the placebo, 1.8 pg/µg for the 25 mg cohort and 1.6 pg/µg for the 50 mg cohort. Placebo 25 mg cohort 50 mg cohort Placebo 25 mg cohort 50 mg cohort Day 14 (QD, 1-14) Day 28 (QOD, 15-28)

Skin Cell FXN Levels Achieve Higher % of Healthy Volunteers* Following 14 days of Daily Nomlabofusp Only participants with quantifiable levels at baseline and day 14 are included in the figures. *% of healthy volunteer FXN level is calculated by dividing each participant's FXN level by the average FXN level (16.34 pg/µg) from the noninterventional healthy volunteer study (N=60). 25 mg of Nomlabofusp 50 mg of Nomlabofusp Baseline FXN levels as a % of average FXN level in healthy volunteers FXN levels increased from baseline and reached > 50% of average FXN level in healthy volunteers FXN levels increased from baseline and reached 25% to < 50% of average FXN level in healthy volunteers % of healthy volunteer FXN level % of healthy volunteer FXN level

Buccal Cell FXN Levels Achieve Higher % of Healthy Volunteers* Following 14 days of Daily Nomlabofusp Only participants with quantifiable levels at baseline and day 14 are included in the figures. *% of healthy volunteer FXN level is calculated by dividing each participant's FXN level by the average FXN level (8.24 pg/µg) from Larimar’s noninterventional healthy volunteer study (N=60). 50 mg of Nomlabofusp Baseline FXN levels as a % of average FXN level in healthy volunteers FXN levels increased from baseline and reached 25% to < 50% of average FXN level in healthy volunteers 25 mg of Nomlabofusp % of healthy volunteer FXN level % of healthy volunteer FXN level

Nomlabofusp: Predictable Pharmacokinetics Quick absorption after subcutaneous administration 1 2 3 Dose-proportional increases in exposure observed cc Pharmacokinetic profile consistent with Phase 1 studies

Ph1 & Ph2 Data: Nomlabofusp is Generally Well Tolerated 44 of 46 clinical trial participants dosed with nomlabofusp completed their respective study One Phase 2 participant in the 25 mg cohort withdrew due to allergic reaction that resolved with standard treatment One Phase 1 participant in the 50 mg cohort withdrew due to mild-to-moderate nausea and vomiting 61 patients have participated in our Phase 1 and Phase 2 studies with no serious adverse events in any nomlabofusp clinical study. One severe adverse event (allergic reaction that resolved with standard treatment referenced below). Most common adverse events (AEs) were mild and moderate injection site reactions (ISRs) No study discontinuations due to ISRs and all resolved

Open-label Extension Study: Initiated Q1 2024

Preliminary interim data expected in Q4 2024

Key Eligibility Criteria

Previous participation in Phase 1 or Phase 2 trials

Daily subcutaneous injection of 25 mg nomlabofusp;
self-administered or by a caregiver

1 site initiated and screening has begun
First patient dosed

Key Study Objectives

- Safety and tolerability
- Long-term PK
- Tissue FXN concentrations and potential use as surrogate endpoint to support accelerated approval
- Clinical efficacy measures compared to the matched set of untreated patients from FACOMS* database

Screening Period ≤ 42 days** → Treatment Period Planned for ≥ 1 year → Potential extensions

*FACOMS: Friedreich's Ataxia Clinical Outcome Measures Study.
**Estimated screening period may be extended for those study participants who have not been on a stable regimen of omaveloxolone for at least six months.

Larimar Therapeutics

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Nomlabofusp Clinical Development Plan Planned global double-blind placebo-controlled registration/confirmatory study** Plan to include pediatric patients 2 to 17 years of age in clinical development* Intend to pursue accelerated approval pathway with potential BLA submission targeted for 2H 2025 *Company is discussing with FDA as to what additional clinical trial data in adults would inform inclusion of pediatric patients ages 2 to 17 in our studies. **Company initiated discussions with FDA on the potential use of FXN levels to support accelerated approval. Also, the Company is planning discussions with regulators and investigators outside the U.S. to expand clinical program to international geographies. Initiation of additional U.S. clinical trials is contingent on FDA review of clinical data due to partial clinical hold. Ongoing open-label extension study with 25 mg daily dosing for eligible patients who participated in SAD, MAD, and/or four-week dose exploration studies OLE BLA submission targeted for 2H 2025 Participants eligible to participate in long term studies Initial data expected Q4 2024

Regulatory Updates Q1 2024: Dosed first patient in OLE study Q4 2024: Initial data from OLE study; initiated in Q1 2024 2H 2024: Final Phase 2 data planned to be presented at a conference 2H 2025: BLA submission 2024/2025 Milestones Consistent Ph 1 and Ph 2 Findings Initiated discussions with FDA regarding use of FXN as a surrogate endpoint to support accelerated approval Intend to pursue accelerated approval with potential BLA submission for 2H 2025 Beginning preparations to expand nomlabofusp clinical program to ex-U.S. geographies Nomlabofusp is generally well tolerated at doses tested up to 4 weeks Dose-dependent increases in FXN levels from baseline in evaluated tissues (skin and buccal cells) Baseline FXN levels in skin cells in the 50 mg cohort were < 17% of the average of healthy volunteers. After daily dosing for 14 days, FXN levels increased to 33% to 59% Positive Topline 50 mg & 25 mg Ph 2 Data and OLE Initiated in Q1 2024

THANK YOU Larimar Therapeutics Leerink Presentation Deck March 13, 2024